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                                                                 Exhibit 10.66

                                                                   [LETTERHEAD]

January 10, 1997

Confidential

PharmaGenics, Inc.
4 Pearl Court
Allendale, NJ 07401

Attention: Michael I. Sherman, Ph.D.

Gentlemen:

     PaineWebber Incorporated ("PaineWebber") is pleased to act as exclusive financial advisor to PharmaGenics, Inc. (the "Company") and its affiliates in connection with any proposed sale transaction involving the Company and another party (a "Purchaser"), including Genzyme Corporation or any of its subsidiaries or affiliates ("Genzyme"). This Agreement supersedes in its entirety the engagement letter dated August 15, 1996. This Agreement confirms the terms of our engagement.

     As used in this Agreement, the term "sale transaction" means, whether effected in one transaction or a series of transactions: (a) any merger, consolidation, reorganization or other business combination pursuant to which the business of the Company is combined with that of a Purchaser or (b) the acquisition, directly or indirectly, by a Purchaser of more than 35% of the capital stock or assets of the Company by way of a negotiated purchase or otherwise.

     On the terms and subject to the conditions of this Agreement, PaineWebber will assist the Company in identifying Purchasers and in analyzing, structuring, negotiating and effecting proposed sale transactions. If requested by the Company, PaineWebber will render an opinion (the "Opinion") as to whether or not the consideration to be received in a proposed sale transaction is fair, from a financial point of view, to the Company. If an Opinion is requested, the Company will pay PaineWebber $50,000 in cash upon delivery of such Opinion.

     If, (a) during this engagement, the Company enters into a definitive agreement with Genzyme, or (b) within two years after the termination of this engagement the Company enters into a definitive agreement which subsequently results in a sale transaction with Genzyme, the Company will pay PaineWebber a transaction fee in the amount of $500,000, such transaction fee to be paid in cash no later than December 15, 1997. Any fee paid to PaineWebber pursuant to the previous paragraph will be credited in full against this transaction fee.

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     If, (a) during this engagement, the Company enters into a definitive agreement with a Purchaser other than Genzyme ("Non-Genzyme Purchaser"), or
(b) within two years after the termination of this engagement the Company enters into a definitive agreement which subsequently results in a sale transaction with a Non-Genzyme Purchaser which in the case of either clause
(a) or (b) above, (i) PaineWebber identified, or (ii) PaineWebber advised the Company regarding a sale transaction, in any such case during the term of this engagement, the Company will pay PaineWebber a transaction fee in an amount based on the purchase price and calculated pursuant to the attached
Schedule I, payable at the Non-Genzyme Purchaser's option (i) in cash, (ii) in shares of common stock of the Non-Genzyme Purchaser ("Shares") or (iii) in a combination of cash and Shares, upon the closing of such sale transaction, but in an amount not less than, in any circumstance, $500,000. If any portion of the transaction fee is paid in Shares, such Shares will be duly authorized and validly issued by the Non-Genzyme Purchaser and will be fully paid-up, non assessable, not subject to preemptive rights or similar rights, registered under the Securities Act of 1933, as amended, so as to be freely tradable and the Non-Genzyme Purchaser shall deliver an opinion of counsel to such effect, satisfactory to PaineWebber.

     The term "purchase price" means the sum of the aggregate fair market value of any securities issued, and any cash consideration paid, to the Company or its security holders in connection with a sale transaction, plus the amount of any indebtedness of the Company that is assumed, directly or indirectly, by the Purchaser. The fair market value of any such securities will be the value determined by the Company and PaineWebber upon the closing of the sale transaction.

     The Company shall have the sole and absolute discretion to engage or refuse to engage in discussions with potential Purchasers, to accept or reject any proposed sale transaction, or to consummate or refuse to consummate any sale transaction.

     In addition to any fees payable to PaineWebber, the Company will reimburse PaineWebber, in cash, upon request made from time to time, for all of its out-of-pocket expenses incurred in connection with this engagement, including the fees, disbursements and other charges of its legal counsel, such legal fees not to exceed $30,000, without the prior approval of the Company and such approval not to be unreasonably withheld.

     It is further understood that the Opinion, if rendered, will be prepared solely for the confidential use of the Board of Directors of the Company and will not be reproduced, summarized, described or referred to or given to any other person or otherwise made public without PaineWebber's prior written consent that shall not be unreasonably withheld to the extent the Company desires to include the Opinion in the proxy statement. If the Opinion is included in the proxy statement, the Opinion will be reproduced in full, and any description of or reference to PaineWebber or summary of the Opinion will be in a form acceptable to PaineWebber and its counsel.

     The Company will furnish PaineWebber (and will request that each prospective Purchaser with which the Company enters into negotiations furnish PaineWebber) with such information as PaineWebber believes appropriate to its assignment (all such information so furnished being the "Information"). The Company recognizes and confirms that PaineWebber (a) will use and rely

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primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement and in rendering the Opinion without having independently verified the same, (b) does not assume responsibility for the accuracy or completeness of the Information and such other information and (c) will not make an appraisal of any assets of the Company or any prospective Purchaser. To the best of the Company's knowledge, the Information to be furnished by the Company, when delivered, will be true and correct in all material respects and will not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. The Company will promptly notify PaineWebber if it learns of any material inaccuracy or misstatement in, or material omission from, any Information theretofore delivered to PaineWebber.

     PaineWebber agrees to keep strictly confidential all non-public information provided to it by or on behalf of the Company, a Purchaser or in connection with its engagement hereunder and agrees not to disclose (except to the extent required by applicable law) the fact or terms of this engagement or any such non-public information to any third party, other than such of its employees whom PaineWebber determines to have a need to know. PaineWebber acknowledges the confidentiality and sensitivity of the non-public information it will be receiving and agrees to use its reasonable best efforts to protect such confidentiality and agrees to return, within ten
(10) days after a written request by the Company or a Purchaser, all documents containing any such non-public information.

     The term "Non-Public Information" does not include information which:
(i) is already in our possession and not bound by a confidentiality agreement or (ii) is or becomes generally available to the public other than as a result of a disclosure by PaineWebber in violation of this Agreement or (iii) becomes available to PaineWebber on a non-confidential basis from a source other than the Company, provided that such source is not known by PaineWebber to be bound by a confidentiality agreement with or other obligations of secrecy to the Company, (iv) is disclosed pursuant to subpoena or other legal process or otherwise pursuant to any law, regulation or rule or (v) is developed by PaineWebber, it directors, officers, employees, agents or advisors separate and apart from any disclosures by the Company.

     It is understood that PaineWebber is being engaged hereunder solely to provide the services described above to the Board of Directors of the Company, and that PaineWebber is not acting as an agent or fiduciary of, and shall have no duties or liability to, the equity holders of the Company or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived, to the extent permitted by law.

     The Company agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached to the engagement letter dated August 15, 1996 which is superseded by this Agreement, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

     PaineWebber's engagement hereunder may be terminated by either the Company or PaineWebber at any time upon written notice to that effect to the other party, it being understood

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that the provisions relating to the payment of fees and expenses and indemnification and contribution will survive any such termination.

     THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY IN SUCH STATE.

     EACH OF THE COMPANY AND PAINEWEBBER AGREES THAT ANY ACTION OR PROCEEDING BASED HEREON, OR ARISING OUT OF PAINEWEBBER'S ENGAGEMENT HEREUNDER, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE COMPANY AND PAINEWEBBER EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH ACTION OR PROCEEDING AS SET FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTION OR PROCEEDING. EACH OF THE COMPANY AND PAINEWEBBER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     The Company (for itself, anyone claiming through it or in its name, and on behalf of its equity holders) and PaineWebber each hereby irrevocably waives any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby. This Agreement may not be assigned by either party without the prior written consent of the other party.

     This Agreement (including the Indemnification Agreement attached to the engagement letter dated August 15, 1996 which is superseded by this Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof, except that the provisions relating to strategic alliance transactions into the agreement between PaineWebber and the Company dated September 1, 1994 shall remain in effect for such transactions. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both PaineWebber and the Company.

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     Please confirm that the foregoing correctly sets forth our agreement by signing and returning to PaineWebber the enclosed duplicate copy of this Agreement.

                                                Very truly yours,

                                                PAINEWEBBER INCORPORATED

                                                By /s/ Stelios Papadopoulos
                                                   _________________________
Accepted and Agreed to as of                       Stelios Papadopoulos
the date first written above:                      Managing Director

PHARMAGENICS, INC.

By /s/ Michael I. Sherman
   _______________________
   Michael I. Sherman





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